EXHIBIT 99.1

Concur Announces Record Revenue and Earnings for Fourth Quarter And Fiscal 2007

Company raises fiscal 2008 guidance to $200 million in revenue and $0.70 in earnings per share

REDMOND, Wash., November 19, 2007 - Concur (NASDAQ: CNQR), the world’s leading provider of on-demand Employee Spend Management services today reported financial results for its fourth quarter and fiscal year ended September 30, 2007.

Concur reported total revenue for the fourth quarter of fiscal 2007 of $ 35.7 million, driven by subscription revenue which was up 37% from the year-ago quarter. Total revenue for the quarter was up 30% from the year-ago quarter and up 7% from the prior quarter. Fiscal 2007 fourth quarter net income was $4.1 million, or $0.10 per share, and exceeded company expectations. This compares to net income of $1.0 million, or $0.03 per share, in the year-ago quarter.

“The fourth quarter of fiscal 2007 was an exceptional quarter for the company and it capped a record fiscal year, as we met or exceeded our recently raised guidance for revenue, earnings and free cash flow,” said Steve Singh, chairman and CEO of Concur. “Our business continues to accelerate as year-over-year growth in the fourth quarter exceeded year-over-year growth in the third quarter. New customer growth was significantly higher than expected as businesses look for ways to drive down operating costs.”

Singh continued, “Last week we launched Concur® Travel & Expense with Smart ExpenseTM, just one year after announcing our vision for delivering a seamless end-to-end solution. Look for us to continue to drive the innovation curve in the travel and expense management market focused on delivering a compelling end user experience and driving down the cost of doing business for our customers and their suppliers. With the completion of the Gelco acquisition and the integration of the two organizations ahead of our expectations and continued strong execution across the business, we are raising our revenue, earnings and cash flow guidance for fiscal 2008.”

Financial Highlights

•	Total revenue was $35.7 million for the fourth quarter of fiscal 2007, up 30% compared to the year-ago quarter and up 7% sequentially.

•	Total revenue was $129.1 million for fiscal 2007, up 33% year-over-year.

•	Net income was $4.1 million, or $0.10 per share, for the fourth quarter of fiscal 2007, compared to $ 1.0 million, or $0.03 per share, for the year-ago quarter.

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Net income was $8.2 million, or $0.20 per share, for fiscal 2007 and included income tax expense of $ 5.3 million, compared to $ 34.2 million, or $0.87 per share for fiscal 2006, which includes an income tax benefit of $27.5 million. The company released reserves against its deferred tax assets in the third quarter of fiscal 2006 and began recording income tax expense in the fourth quarter of fiscal 2006.

•	The effective tax rate for fiscal 2007 used to record income tax expense was reduced to 39% during the fourth quarter of fiscal 2007.

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Non-GAAP pretax income was $6.8 million, or $0.16 per share, for the fourth quarter of fiscal 2007, compared to $4.8 million, or $0.12 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below.

•	Non-GAAP pretax income was $22.3 million, or $0.54 per share, for fiscal 2007, compared to $14.0 million, or $0.36 per share, for fiscal 2006.

•	Non-GAAP operating margin was 18% for the fourth quarter of fiscal 2007, which was unchanged from the year-ago quarter, and down from 19% sequentially.

•	Non-GAAP operating margin was 17% for fiscal 2007, up from 15% in fiscal 2006. Please refer to “About Concur’s Non-GAAP Financial Measures” below.

•	Cash flows from operations were $ 7.0 million for the fourth quarter of fiscal 2007, up 187% from the year-ago quarter.

•	Cash flows from operations were $ 32.2 million for fiscal 2007, up 183% year-over-year. Net of capital expenditures of $12.5 million, free cash flow totaled $19.7 million.

Recent Business Highlights

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Concur completed its acquisition of privately-held H-G Holdings, Inc. and its subsidiaries, including Gelco Information Network, Inc., the owner of Gelco Expense Management, ahead of our expectations, closing on October 1, 2007.

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Concur announced the offering of 5,405,000 shares of common stock in a registered public offering at a price to the public of $28.50 per share. Total net proceeds from this offering, together with funds drawn under an extension of its existing credit facility, were used to fund the consideration for the acquisition of privately-held H-G Holdings, Inc.

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Concur announced the general availability of Concur Travel & Expense, the industry-first innovation featuring Smart Expense that completely shatters the notion of the traditional expense report by enabling One Touch Business Travel™.

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Concur made powerful new Attendee Tracking capabilities – which provide Concur® Expense clients with the transparency and accountability required to comply with recently enacted and pending state and federal regulations – available at no additional cost. This industry first innovation provides companies – specifically those within the pharmaceutical and financial services industries – with the ability to track, monitor and report on the amount they spend on gifts, meals and gratuities for their clients.

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Through Concur® Connect – a global program connecting suppliers from around the world to over $35 billion of spend driven by Concur’s over 6,000 clients – Concur added Intercontinental Hotels Group (which includes InterContinental® Hotels & Resorts, Crowne Plaza® Hotels & Resorts, Holiday Inn® Hotels and Resorts, Holiday Inn Express®, Staybridge Suites®, Candlewood Suites® and Hotel Indigo®) to its growing list of direct connect and e-receipt vendors. This list also includes airlines like Air Canada, AirTran Airways, JetBlue Airways, Virgin Blue; hotels such as Hilton, Marriott and Starwood; car rental companies including Hertz, Avis/Budget and Enterprise; rail providers VIA Rail, SNCF, Rail1, Die Bahn and UK Rail; and OpenTable.com for restaurant reservations – providing Concur clients with access to the industry’s broadest selection of travel content.

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Notable clients such as Regal Entertainment Group, Safeway, Whirlpool Corporation and Royal Bank of Canada signed contracts for Concur services, contributing to more new client contracts being signed in the fourth quarter of fiscal 2007 than in any quarter in Concur’s history.

•	Concur opened an office in Prague, Czech Republic to establish a center of excellence for engineering, services and infrastructure and reinforce its commitment to European clients and partners.

•	Concur hosted its annual International User Conference in Phoenix, Arizona, with over 1000 clients and partners in attendance.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects total revenue to be $46.0 million for the first quarter of fiscal 2008, and to be $200.0 million for fiscal 2008.

•	Concur expects earnings per share for the first quarter of fiscal 2008 to be $0.03 assuming an estimated effective tax rate of 39% and non-GAAP pre-tax earnings per share to be $0.13.

•	Concur expects earnings per share for fiscal 2008 to be $0.15 assuming an estimated effective tax rate of 39% and non-GAAP pre-tax earnings per share to be $0.70.

•	Concur expects the fiscal 2008 non-GAAP operating margin to be 18% for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2008 to be $42.0 million, and capital expenditures of approximately $14.0 million.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Concur enables organizations to globally control costs by automating the processes they use to manage employee spending. Concur’s end-to-end solutions seamlessly unite online travel booking with automated expense reporting, streamline meeting management and optimize the process of managing vendor payments, employee check requests and direct reimbursements. Organizations of all sizes trust Concur to help them control spend before it occurs while eliminating paper and optimizing supplier relations. Concur’s unified approach to managing employee spend delivers a 360° view into all employee expenses, helping companies globally enforce policies and monitor vendor compliance, while delivering unprecedented control and valuable insight. Concur’s suite of on-demand services reach millions of employees across thousands of organizations around the world — streamlining business processes, reducing operating costs, improving internal controls and providing enhanced visibility and actionable expense analysis. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties integrating the operations of H-G Holdings, Inc. with our operations; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468, sjohansen@webershandwick.com

Concur Technologies, Inc.

Income Statements

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Year ended September 30,
	2007	2006	2007	2006
Revenues:
Subscription	$32,369	$23,711	$115,996	$80,501
Consulting and other	3,378	3,781	13,111	16,644

Total revenues	35,747	27,492	129,107	97,145
Expenses:
Cost of operations	11,387	10,067	43,711	37,846
Sales and marketing	9,685	6,416	34,154	22,907
Systems development and programming	4,479	3,388	15,866	12,445
General and administrative	5,444	4,170	18,759	14,458
Amortization of intangible assets	583	823	2,965	2,420

Total expenses	31,578	24,864	115,455	90,076
Operating income	4,169	2,628	13,652	7,069
Other income (expense):
Interest income	263	147	897	512
Interest expense	(141)	(374)	(1,240)	(962)
Other, net	140	151	231	72

Total other income (expense), net	262	(76)	(112)	(378)

Income before income tax	4,431	2,552	13,540	6,691
Income tax expense (benefit)	305	1,536	5,315	(27,465)

Net income	$4,126	$1,016	$8,225	$34,156

Net income per share available to common stockholders:
Basic	$0.11	$0.03	$0.22	$0.97
Diluted	0.10	0.03	0.20	0.87
Weighted average shares used in computing net income per share:
Basic	38,287	36,127	37,443	35,056
Diluted	42,004	39,878	41,033	39,150

Concur Technologies, Inc.

Balance Sheets

(in thousands, except per share amounts)

(Unaudited)

	September 30, 2007	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$168,835	$16,334
Accounts receivable, net of allowance of $2,766 and $1,544	31,460	22,734
Prepaid expenses	1,797	1,368
Current portion of deferred income taxes	2,657	2,759
Other current assets	8,448	5,883

Total current assets	213,197	49,078
Property and equipment, net	24,066	20,429
Intangible assets, net	10,604	13,570
Goodwill	65,628	65,628
Deferred income tax assets, net of current portion	19,764	24,839
Deposits and other long-term assets	12,223	7,775

Total assets	$345,482	$181,319

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,193	$2,551
Accrued compensation	11,492	5,052
Acquisition-related liabilities	700	8,826
Other accrued liabilities	4,655	3,415
Current portion of long-term debt	—	3,312
Current portion of deferred rent	399	240
Current portion of deferred revenues	21,560	15,974

Total current liabilities	42,999	39,370
Long-term debt, net of current portion	5,369	13,520
Deferred rent, net of current portion	2,428	2,827
Deferred revenues, net of current portion	10,326	8,208

Total liabilities	61,122	63,925

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value	44	36
Authorized shares: 60,000
Shares issued and outstanding: 43,699 and 36,142
Issuable shares: 0 and 284
Additional paid-in capital	445,324	287,382
Accumulated deficit	(162,012)	(170,237)
Accumulated other comprehensive income	1,004	213

Total stockholders’ equity	284,360	117,394

Total liabilities and stockholders’ equity	$345,482	$181,319

Concur Technologies, Inc.

Cash Flow Statements

(in thousands)

(Unaudited)

	Three months ended September 30,		Year ended September 30,
	2007	2006	2007	2006
Operating activities:
Net income	$4,126	$1,016	$8,225	$34,156
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	583	823	2,965	2,420
Depreciation	2,564	1,640	9,048	5,316
Provision for doubtful accounts receivable	365	183	1,300	1,565
Share-based compensation expense	1,761	1,413	5,752	4,859
Deferred income taxes	287	1,487	5,177	(27,598)
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(6,495)	(3,381)	(9,947)	(8,760)
Prepaid expenses, deposits and other assets	(2,525)	(163)	(6,572)	(4,090)
Accounts payable	(1,284)	607	(1,835)	1,101
Accrued liabilities	5,499	(339)	10,383	(452)
Deferred revenues	2,154	(831)	7,680	2,840

Net cash provided by operating activities	7,035	2,455	32,176	11,357

Investing activities:
Purchases of property and equipment	(2,835)	(2,251)	(12,508)	(9,933)
Decrease in restricted cash balances		500		500
Payments for acquisition, net of cash acquired	(475)	—	(8,225)	(21,900)

Net cash used in investing activities	(3,310)	(1,751)	(20,733)	(31,333)

Financing activities:
Net proceeds from stock-based award activity	663	659	8,076	4,836
Proceeds from issuance of common stock from employee stock purchase plan	190	214	806	819
Net proceeds from issuance of common stock	144,867	—	144,867	—
Payments on repurchase of common stock	—	(2,451)	(1,853)	(2,451)
Proceeds from borrowings	—	—	11,369	18,000
Repayments on borrowings and capital leases	(6,000)	(33)	(22,832)	(1,293)

Net cash provided by (used in) financing activities	139,720	(1,611)	140,433	19,911

Effect of foreign currency exchange rate changes on cash and cash equivalents	205	148	625	197

Net increase (decrease) in cash and cash equivalents	143,650	(759)	152,501	132
Cash and cash equivalents at beginning of year	25,185	17,093	16,334	16,202

Cash and cash equivalents at end of year	$168,835	$16,334	$168,835	$16,334

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three months ended September 30,		Year ended September 30,
	2007	2006	2007	2006
Operating income:
Operating income	$4,169	$2,628	$13,652	$7,069
Income from operations as a % of total revenue (Operating Margin)	12%	10%	11%	7%
Add back:
Effect of share-based compensation on operating income	1,761	1,413	5,752	4,859
Effect of amortization of intangibles on operating income	583	823	2,965	2,420

Non-GAAP operating income	$6,513	$4,864	$22,369	$14,348

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	18%	18%	17%	15%
Net income to pretax income:
Net income	$4,126	$1,016	$8,225	$34,156
Add back:
Share-based compensation	1,761	1,413	5,752	4,859
Amortization of intangibles	583	823	2,965	2,420
Income tax expense (benefit)	305	1,536	5,315	(27,465)

Non-GAAP pretax income	$6,775	$4,788	$22,257	$13,970

Diluted income per share:
Diluted income per share	$0.10	$0.03	$0.20	$0.87
Add back:
Effect of share-based compensation on income per share	0.04	0.03	0.14	0.12
Effect of amortization of intangibles on income per share	0.01	0.02	0.07	0.07
Income tax expense (benefit)	0.01	0.04	0.13	(0.70)

Non-GAAP pretax diluted income per share	$0.16	$0.12	$0.54	$0.36

Shares used in calculation of basic and diluted non-GAAP income per share:
Basic	38,287	36,127	37,443	35,056
Diluted	42,004	39,878	41,033	39,150

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. Concur believes that its non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods. Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation expenses. Concur’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of Statement of Financial Accounting Standard No. 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense (benefit). In accordance with GAAP, Concur began recording income tax expense in the fourth quarter of fiscal 2006. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pretax income, and non-GAAP pre-tax diluted income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of acquired intangible assets are non-cash in nature and income tax expense is largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants—which are unpredictable and can vary dramatically from period to period - and external factors such as interest rates and the trading price and volatility of Concur’s common stock. In addition, the income tax expense can vary significantly because losses in its foreign operations are not included in the calculation of the consolidated income tax expense as we have not yet released the reserves against the deferred tax assets for our foreign operations. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP pre-tax diluted income per share.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management, facilitates comparison of its results across historical and future periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.